UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: October 3, 2003




                         The South Financial Group, Inc.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   South Carolina                   0-15083                    57-0824914
----------------------             ----------              ------------------
(State of other juris-            (Commission                 (IRS Employer
diction of incorporation)         File Number)            Identification Number)


         102 South Main Street, Greenville, South Carolina      29601
         -------------------------------------------------      -----
         (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:  (864) 255-7900






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Item 2.  Other Events

         On October 3, 2003, The South Financial Group, Inc. ("TSFG") completed its acquisition of MountainBank Financial Corporation ("MBFC"). In the transaction, MBFC common shareholders received 1.318 shares of TSFG common stock for each share of MBFC common stock, and MBFC Series A preferred shareholders received 1.581 shares of TSFG common stock for each preferred share. Approximately 5,550,000 shares of TSFG common stock are being issued in connection with the outstanding MBFC common and preferred stock. In addition, approximately 327,000 shares of TSFG common stock are issuable in connection with outstanding MBFC options.

         MBFC had approximately $1 billion in assets, and operated principally through MountainBank, a North Carolina banking corporation headquartered in Hendersonville, North Carolina. It also operated Community National Bank, a national bank headquartered in Pulaski, Virginia. In connection with the acquisition, MountainBank was merged into Carolina First Bank. Community National Bank remains a stand-alone subsidiary of TSFG.

         In connection with the transaction, J.W. Davis has become a member of the TSFG board of directors.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of the Businesses Acquired. Not Applicable

(b) Pro Forma Financial Information. Not Applicable

(c) Exhibits.

         Exhibit No.

          2.1 Agreement and Plan of Merger between MountainBank Financial Corporation and The South Financial Group, Inc. Incorporated by reference to Exhibit 2.1 of The South Financial Group's Registration Statement on Form S-4, Commission File No. 333-107235.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           The South Financial Group, Inc.


October 7, 2003                   By:      /s/ William S. Hummers III
                                           --------------------------------
                                           William S. Hummers III
                                           Executive Vice President